EXHIBIT 16.1


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                               Grant Thornton LLP  Accountants and
                                                   Management Consultants
                                                   The U.S. Member Firm of
                                                   Grant Thornton International




September 4, 1996


Securities and Exchange Commission
Washington, D.C. 20549

         Re:      Gallery Rodeo International
                  File No. 0-19644

Dear Sir or Madam:

         We have read Item 4 of the Form 8-K/A of Gallery Rodeo International dated September 3, 1996 and agree with the statements contained in paragraphs one and two therein. We have no basis to comment on paragraph three therein.

Very truly yours,

/s/ Grant Thornton LLP

Grant Thornton LLP





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